WARRANT EXERCISE AGREEMENT

THIS WARRANT EXERCISE AGREEMENT (this “Agreement”), dated as of July 13, 2017, is by and between Reed’s, Inc., a Delaware corporation (the “Company”) and Raptor/Harbor Reeds SPV LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, Holder is the holder of a warrant (as modified in this Agreement as to a Fundamental Transaction pursuant to Section 2.7, the “Original Warrant”) to purchase 1,416,667 shares of common stock of the Company (“Original Warrant Shares”), as defined in the Securities Purchase Agreement by and between Holder and the Company dated April 21, 2017 (“Purchase Agreement”);

WHEREAS, the Company believes it is in the best interests of the Company to induce the Holder to partially exercise the Original Warrant to purchase 766,667 shares of common stock (“Exercise Shares”), subject to the terms and conditions set forth herein, by (1) reducing the exercise price of the Original Warrant to $1.50 per share of common stock for all of the Original Warrant Shares, (2) waiving the 6-month exercise restriction as to only the Exercise Shares, (3) amending Section 3(e) of the Warrant as it relates to Fundamental Transactions (as defined in the Original Warrant) and (4) issuing additional warrants to Holder as provided herein, and (5) granting the Holder the right to designate one (1) non-voting observer to attend meetings of the Board of Directors as an observer; and

WHEREAS, the Holder agrees to immediately exercise the Warrant to purchase the Exercise Shares, pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement pursuant to which the Original Warrant was issued except that the following terms shall be defined as set forth herein:

“Material Adverse Effect” means any of the following: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided, however, that changes in the trading price of the Common Stock shall not, in and of itself, constitute a Material Adverse Effect.

“SEC Reports” means the Company’s (i) annual report on Form 10-K for the fiscal year ended December 31, 2016, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2017 and (iii) current reports on Form 8-K furnished or filed on May 15, 2017, June 12, 2017 and July 5, 2017 and all other reports, schedules, forms, statements and other documents filed on or after the date of the Purchase Agreement and before the date of this Agreement.

ARTICLE II

REPRICING OF ORIGINAL WARRANT; WAIVER OF 6-MONTH EXERCISE

RESTRICTION; EXERCISE OF ORIGINAL WARRANT; ISSUANCE OF

ADDITIONAL WARRANTS

Section 2.1 Repricing of Original Warrant. Subject to the terms and conditions of this Agreement, the Company hereby reprices the Original Warrant held by the Holder, such that the exercise price per share of common stock is $1.50 as to all Original Warrant Shares.

Section 2.2 Waiver of 6-Month Restriction Upon Exercise. Subject to the terms and conditions of this Agreement, the Company hereby partially waives the 6-month exercise restriction of the Original Warrant as to the Exercise Shares only.

Section 2.3 Exercise of Original Warrant. Subject to the terms and conditions of this Agreement, Holder hereby agrees to partially exercise the Original Warrant to purchase the Exercise Shares for a cash exercise payment, in the aggregate of $1,150,000, pursuant to the terms of the Original Warrant (“Aggregate Exercise Price”). Within one (1) Trading Day of the date hereof (the “Closing Date”), subject to the terms and conditions of this Agreement, the Holder shall pay the Aggregate Exercise Price for such Exercise Shares pursuant to the wire instructions set forth on the Company’s signature page hereto and within one (1) Trading Day of receipt by the Company of such Aggregate Exercise Price, the Company shall deliver the Original Warrant Shares to the Holder’s DTC account via the DWAC system or pursuant to such other delivery method as may be reasonably requested by the Holder. The exercise of the Original Warrant for the purchase of the Exercise Shares shall otherwise be pursuant to, and subject to the terms of, the Original Warrant. Upon such partial exercise of the Original Warrant, the Company shall deliver Holder a certificate evidencing the unexercised portion of the Original Warrant, as amended pursuant to this Agreement.

Section 2.4 Issuance of Additional Warrants.

(a) On the Closing Date, the Company will deliver to the Holder a warrant to purchase up to 350,000 shares of Common Stock, subject to adjustment therein, which warrant will be exercisable commencing January 13, 2018 and have an exercise period through July 13, 2022 , with an exercise price equal to $2.00 (“Second Tranche Warrant”). The Second Tranche Warrant shall otherwise be substantially in the form of the Original Warrant.

(b) Six days after the Closing Date, the Company will deliver to the Holder a warrant to purchase up to 60,000 shares of Common Stock, subject to adjustment therein, which warrant will be exercisable immediately and have an exercise period through July 13, 2022, with an exercise price equal to the closing price of shares of the Company’s common stock on the NYSE MKT on the fifth day after the Closing Date (“Third Tranche Warrant”). The Third Tranche Warrant shall otherwise be substantially in the form of the Original Warrant. The Second Tranche Warrant and Third Tranche Warrant are collectively referred to herein as the “Additional Warrants” and the shares of common stock underlying such Additional Warrants are referred to herein as “Additional Warrant Shares”.

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Section 2.5 Board of Directors. Until such time as the Holder and its Affiliates are no longer the beneficial owners (as defined under Section 13(d) of the Securities Exchange Act of 1934) of Common Stock of the Company, the Holder shall have the right, but not the obligation, to designate one (1) non-voting observer to attend meetings of the Board of Directors as an observer. The observer shall be entitled to notice of all meetings of the Board of Directors, in the manner that notice is provided to members of the Board of Directors, shall be entitled to receive all materials provided to members of the Board of Directors, at the same time as provided to members of the Board of Directors and shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board of Directors as a non-voting observer.

Section 2.6 Registration Rights. On or prior to 45 days following the date hereof (the “Filing Date”), the Company shall prepare and file with the Commission a registration statement covering the resale of all of the Additional Warrant Shares (“Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 (it being understood that such registration statement may also cover the resale of certain securities held by 2016 PIPE Participants that are participating in this warrant repricing transaction). Each registration statement filed hereunder shall be on Form S-1 or another appropriate form in accordance herewith); provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. The Company shall use commercially reasonable efforts to cause a registration statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 90 days following the date hereof, and shall use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 (assuming cashless exercise) and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). Violations by the Company of this Section 2.6 shall result in payment by the Company to Holder an amount in cash, as liquidated damages and not as a penalty, equal to the product of 2.0% for each such month after the violation multiplied by the Aggregate Exercise Price. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 10% of the Aggregate Exercise Price. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a violation.

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Section 2.7 Amendment of Warrant. Section 3(e) of the Original Warrant is superseded and replaced in its entirety with the following:

“Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than a Fundamental Transaction not approved by the Company’s Board of Directors) the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that for the avoidance of doubt, if the Fundamental Transaction is not approved by the Company’s Board of Directors, Holder shall not have the option to require the Company to purchase this Warrant. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for, the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and the Successor Entity may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary contained in the Warrant, and without limiting the buy-in provision in Section 2(d)(iv), in the event that the Company does not have an effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Warrant Shares to the Holder, there is no circumstance that would require the Company to net cash settle the warrants.”

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Section 2.8 Filing of Form 8-K. On or before 9:00 a.m., Eastern time, on the first (1st) Business Day following the execution of this Agreement by the Company and the Holder, the Company shall file a Current Report on Form 8-K, including the form of this Agreement (the “8-K Filing”), with the Securities and Exchange Commission (“Commission”) in the form required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From and after the 8-K Filing, the Company represents and warrants to the Holder that (a) it shall have publicly disclosed all material, non-public information previously delivered to the Holder by the Company, or any of their respective officers, directors, employees or agents and (ii) the SEC Reports did not, when filed, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to prevent the statements contained therein from being misleading.

Section 2.9 Conditions to Holder’s Obligations. The obligations of the Holder hereunder in connection with the Closing are subject to the following conditions being met:

(a) the Registration Statement shall be effective as of the Closing Date for the resale by the Holder of the Original Warrant Shares underlying the Original Warrant and the Company shall have furnished the Holder with evidence, reasonably satisfactory to the Holder, thereof;

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed and the Company shall deliver a certificate of an officer of the Company certifying as to the foregoing;

(c) the delivery of a Secretary’s Certificate certifying as to the Board of Directors resolutions approving the transactions contemplated hereby;

(d) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(e) from the date hereof to the Closing, trading in the Company’s common stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Holder, makes it impracticable or inadvisable to consummate the transactions hereunder;

(f) delivery of legal opinion typical for such transactions of Company’s U.S. securities counsel in form and substance reasonably acceptable to Holder’s counsel;

(g) delivery of waivers of 2016 PIPE Participants that do not otherwise exercise their right to participate in this warrant repricing transaction (if any) ; and

(h) a Good Standing Certificate of the Company in the states of Delaware and California.

Section 2.10 Post-Closing Covenants of the Company. The Company represents, covenants and agrees to the following post-closing conditions:

(a) timely delivery of Exercise Shares and Additional Warrants as provided in this Agreement;

(b) holding an annual or special meeting of stockholders on and before September 29, 2017 to approve the following proposals of the Board of Directors: (i) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of the Company’s common stock, in accordance with NYSE MKT Company Guide Rules and (ii) amendment to the Company’s certificate of incorporation to effect a five million (5,000,000) share increase in the Company’s authorized common stock. The Board of Directors will recommend that stockholders approve the above matters. The Company agrees that it shall have its Board of Directors recommend to the Company’s stockholders that that they vote “for” such proposals, and that all proxies given to management are voted in favor of such proposals.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its Board of Directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Registration Statement. The Original Warrant Shares underlying the Original Warrant are registered for resale by the Holder on an effective registration statement on Form S-1, File No. 333-218679 and the Company knows of no reason why such registration statement shall not remain available for the resale of such Original Warrant Shares for the foreseeable future. The Company will keep the Registration Statement effective and available for use by the Holder in accordance with the Registration Rights Agreement.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority or securities exchange or self-regulatory body to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company, its business and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(e) DGCL Section 203. The Board of Directors of the Company has taken all necessary action to approve the transactions contemplated hereunder so as to make Section 203 of the Delaware General Corporation Law not apply to the Holder.

(f) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation, as amended, (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Holder as a result of the Holder and the Company fulfilling their obligations or exercising their rights hereunder, including without limitation as a result of the Company’s issuance of the Additional Warrants and the Holder’s ownership of the Additional Warrants or the election of any individual affiliated with or nominated or proposed by the Holder to serve on the Board of Directors or the appointment, pursuant to this Agreement, of any Board observer.

(g) Filings, Consents and Approvals. The Company has received all consents, waivers, authorizations or orders of, has given any notices to, or made all filings or registrations with, any court or other federal, state, local or other governmental authority, agency or other Person (collectively, “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted, and each such Consent is valid and in full force and effect. Neither the Company nor any of its Affiliates has received any notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in the revocation of, or the imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not disclosed in the SEC Reports (in the Form 10-K for the year ended December 31, 2016 and thereafter). The Company is not required to obtain any Consents in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance, sale and listing of the Additional Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, (iv) such filings as are required to be made under applicable state securities laws and (v) the waivers of the 2016 PIPE Participants described in Section 2.9(g) of this Agreement (collectively, the “Required Approvals”).

(h) Issuance of the Securities; Registration. The Original Warrants and the Additional Warrants are duly authorized and, when issued and paid for hereunder, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for hereunder. The Original Warrant Shares and the Additional Warrant Shares, when issued in accordance with the Original Warrants or the Additional Warrants, as applicable, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for hereunder. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon (i) exercise of the Original Warrants and the Additional Warrants, (ii) conversion or exchange of all other outstanding securities convertible or exchangeable for any shares of Common Stock and (iii) exercise of all outstanding options, warrants or rights to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock.

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(i) Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(i), which Schedule 3.1(i) includes the number of shares of Common Stock and Common Stock Equivalents owned beneficially, and of record, by each Affiliate of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, except as provided on Schedule 3.1(i). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as set forth on Schedule 3.1(i) or pursuant to the transactions described herein, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The amendment of the Original Warrants and the issuance and sale of the Additional Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Holder) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, binding understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the amendment of the Original Warrants and the issuance and sale of the Additional Warrants, the Original Warrant Shares or the Additional Warrant Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. To the knowledge of the Company, except as disclosed on Schedule 3.1(i), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock.

(j) SEC Reports; Financial Statements. The Company’s SEC Reports comply in all material respects with the requirements of the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

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(k) Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is not and has not been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, health, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(l) Private Placement. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the amendment of the Original Warrants and the offer and sale of the Additional Warrants by the Company to the Holder as contemplated hereby. The amendment of the Original Warrants and the issuance and sale of the Additional Warrants hereunder does not contravene the rules and regulations of the Trading Market.

(m) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the transactions contemplated hereby, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(n) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company shall use its best efforts to maintain its compliance with the NYSE MKT listing standards and pursuant to its plan of compliance submitted to the NYSE MKT on July 20, 2016. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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(o) No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the amendment of the Original Warrants and the offering of the Additional Warrants to be integrated with prior offerings by the Company for purposes of (i) any applicable law or regulation including the Securities Act which would require the registration of any such securities under the Securities Act or any applicable law or regulation, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(p) No Disqualification Events. With respect to the Additional Warrants to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

(q) Outstanding Common Stock. The Common Stock issuable upon the exercise of the Additional Warrants contemplated hereunder and issuable upon exercise of warrants issued to the 2016 PIPE Participants exercising their right to participate in this warrant repricing transaction does not equal or exceed 20% of the number of shares of Common Stock outstanding as of the date hereof.

(r) Amendment of Defined Term. The amendment to the definition of the term “Fundamental Transaction” contained in this Agreement contains terms that are no less favorable to the Holder than do similar amendments to the definition of such term or any similar term effected with holders of other securities of the Company that are being effected in connection with the transactions contemplated by this Agreement, including without limitation the obtaining of the waivers of the 2016 PIPE Participants, and no Person shall be paid or delivered any consideration other than warrants substantially similar to the Additional Warrants and in no event shall they be paid or delivered any cash consideration or indebtedness for any such amendment or any waiver.

(s) 2016 PIPE Participants’ Right of Participation. The 2016 PIPE Participants have been provided with required written notices pursuant to Section 4.11 of the Securities Purchase Agreement dated May 16, 2016 by and between such Participants and the Company in satisfaction of all requirements of such section and /or such Participants have waived any provision of that Section 4.11 that has not been satisfied in connection with this Warrant Exercise Transaction.

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Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrant and issuance of the Additional Warrants and the merits and risks of investing in the Exercise Shares underlying the Original Warrant; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; provided, however, that such review, opportunity and access shall not alter, diminish or impair the Holder’s rights hereunder or under any other agreement, instrument or indenture.

(d) Holder Status. At the time such Holder was offered the Additional Warrants, it was, and as of the date hereof it is, and on each date on which it exercises any Additional Warrant, it will represent and warrant that it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1 No Influence on Exercise Price of Third Tranche Warrant. Neither the Company nor any of its Affiliates shall take any action or omit to take any action that would reasonably be expected to affect or influence the exercise price of the Third Tranche Warrant.

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Section 4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the amendment of the Original Warrants or the offer or sale of the Additional Warrants in a manner that would require the registration under the Securities Act of the sale of the Additional Warrants or that would be integrated with the offer or sale of the Additional Warrants for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 4.3 Shareholder Rights Plan. The Company shall not adopt any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement that will adversely alter, diminish or impair the rights of the Holder as a stockholder. The Holder is not and shall not be deemed to be an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company and the Holder shall not be deemed to trigger the provisions of any such plan or arrangement pursuant to the transactions contemplated hereby or under any other agreement between the Company and the Holder. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Holder is any such Acquiring Person and the Company shall defend, indemnify and hold harmless the Holder from and against any third party claims related thereto.

Section 4.4 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated hereunder and information and disclosures included in the Company’s SEC Reports, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Holder shall have consented to the receipt of such information, which consent shall constitute such Holder’s agreement to keep such information confidential. The Company understands and confirms that Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Holder without such Holder’s consent, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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Section 4.5 Indemnification of Holder. Subject to the provisions of this Section 4.5, the Company will indemnify and hold Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against the Holder Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Holder Parties, with respect to any of the transactions contemplated hereunder (unless such action is based upon a breach of such Holder Party’s representations, warranties or covenants hereunder or any agreements or understandings such Holder Parties may have with any such stockholder or any violations by such Holder Parties of state or federal securities laws or any other conduct by such Holder Parties which constitutes fraud or gross negligence). If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Holder Party under this Agreement (y) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 4.6 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Original Warrant Shares and the Additional Warrant Shares pursuant to any exercise of the Original Warrants or the Additional Warrants, as applicable. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Original Warrants and the Additional Warrants, the Company shall take such corporate act as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes.

Section 4.7 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Original Warrants and the Additional Warrants for, sale to the Holder at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Holder.

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Section 4.8 Exercise of Warrants. The form Notice of Exercise included in the Original Warrants and the Additional Warrants sets forth the totality of the procedures required of the Holder in order to exercise the Original Warrants or the Additional Warrants, as applicable. Without limiting the preceding sentence, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Original Warrants or the Additional Warrants. No additional legal opinion, other information or instructions shall be required of the Holders to exercise their Original Warrants or the Additional Warrants. The Company shall honor exercises of the Original Warrants and the Additional Warrants and shall deliver the Original Warrant Shares and the Additional Warrant Shares in accordance with the terms, conditions and time periods set forth in the Original Warrants or the Additional Warrants, as applicable.

Section 4.9 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of Section 5.4 of the Purchase Agreement.

Section 4.10 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the amendment of the Original Warrants and the issuance of the Additional Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that the Company may not assign this Agreement or the obligations and rights of the Company hereunder without the prior written consent of the Holder.

Section 4.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.13 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to Section 5.9 of the Purchase Agreement.

Section 4.14 Entire Agreement. Except as otherwise modified or amended herein, the parties hereby ratify and confirm that the terms and conditions of the Original Warrant and Purchase Agreement remain in full force and effect. In the event of any conflict between the provisions of this Agreement and the Original Warrant or the Purchase Agreement, the provisions of this Agreement will control. This Agreement, the Original Warrant and the Purchase Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

Section 4.15 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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Section 4.16 Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of Holder in connection with the transactions contemplated hereby not to exceed $25,000 in the aggregate.

Section 4.17 No Brokerage Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Holder shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by Holder pursuant to agreements entered into by such Holder, which fees or commission shall be the sole responsibility of Holder) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement due to an arrangement or agreement made by the Company.

Section 4.18 Amendment of Defined Term. In the event the Company amends the terms of any warrant or common stock equivalent, including without limitation, the exercise or conversion price thereof, the Company shall require, as a condition to any such amendment, that the definition of the term “Fundamental Transaction” or any similar term contained in the documents relating to such security be amended in a way that is substantially similar to the definition of the term “Fundamental Transaction” that is contained in this Agreement and in no event shall any such amendment be on terms more favorable to the holder thereof than the amendment to the definition of the term “Fundamental Transaction” that is contained in this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REED’S INC.,

a Delaware corporation

/s/ Val Stalowir
By:	Val Stalowir
Its:	Chief Executive Officer

Wire Instructions:

Account Name:	PMC Financial Services Group
Bank Name:	Wells Fargo Bank N.A.
Bank Address:	420 Montgomery Street, San Francisco, CA 94104
Account No.:	4124005760
Routing No.:	121000248
Swift BIC:	WFBIUS6S

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[HOLDER SIGNATURE PAGE TO WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Holder: Raptor Harbor/ Reeds SPV LLC

Signature of Authorized Signatory of Holder: /s/ Robert Needham

Name of Authorized Signatory: Robert Needham

Title of Authorized Signatory: Chief Financial Officer

Email Address of Holder:

Number of Exercise Shares: 766,667

Aggregate Exercise Price: $1,150,000

Additional Warrant Shares underlying Second Tranche Warrant: 350,000

Additional Warrant Shares underlying Third Tranche Warrant: 60,000

DWAC Instructions for Exercise Shares:

Address for Delivery of Additional Warrants for Holder:

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